Exhibit 10.1
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DISCOVERY COMMUNICATIONS HOLDING, LLC
DATED
AS OF
MAY 14, 2007

ii

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
DISCOVERY COMMUNICATIONS HOLDING, LLC
          This Amended and Restated Limited Liability Company Agreement (as amended, modified, supplemented and/or restated from time to time, this “Agreement”) of Discovery Communications Holding, LLC, a Delaware limited liability company (the “Company”), is entered into as of the 14th day of May, 2007, by and among Advance/Newhouse Programming Partnership, a New York general partnership (“ANPP”), LMC Discovery, Inc., a Colorado corporation (“LMCD”), and John S. Hendricks (“Hendricks”).
          WHEREAS, the Company was formed as a limited liability company under the Act pursuant to a Certificate of Formation, which was executed and filed with the Secretary of State of Delaware on April 13, 2007;
          WHEREAS, on the date hereof (i) LMCD contributed 25,200 shares of Class A common stock, par value $0.01 per share (the “DCI Class A Stock”), of Discovery Communications, Inc., a Delaware company and predecessor to Discovery Communications, LLC (“DCI”), in exchange for 25,200 Shares (as defined below), (ii) ANPP contributed 12,599 shares of DCI Class A Stock in exchange for 12,599 Shares, (iii) Cox Communications Holdings, Inc., a Delaware corporation (“Cox”) contributed 12,600 shares of DCI Class A Stock in exchange for 12,600 Shares; (iv) Hendricks contributed 1 share of DCI Class A Stock in exchange for 1 Share; and (v) LMCD, ANPP, Cox and Hendricks entered into the Limited Liability Agreement of the Company (the “Old LLC Agreement”);
          WHEREAS, on the date hereof, but immediately prior to the execution of this Agreement, pursuant to the Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of the date hereof, by and among Cox Communications, Inc., Cox, DCI, the Company and Travel Media, Inc., Cox exchanged (the “Cox Exchange”) all of the Shares beneficially owned by it for all of the capital stock of Travel Media, Inc., which holds (i) the assets, liabilities and business of The Travel Channel, and (ii) approximately $1.3 billion in cash; and
          WHEREAS, as a result of the Cox Exchange, Cox, pursuant to Section 4.3(a) of the Old LLC Agreement, withdrew from the Company; and
          WHEREAS, LMCD, ANPP and Hendricks wish to amend and restate in its entirety the Old LLC Agreement and continue the business of the Company.
          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS; CONSTRUCTION
          SECTION 1.1. Definitions. The terms defined in this Article I will, for the purposes of this Agreement, have the meanings specified below.
          “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as amended from time to time.
          “Affiliate” means, with respect to any Member, any Person (other than the Company) that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Member.
          “Annual Business Plan” means for any fiscal year of the Company, a comprehensive statement of the objectives and projections of the Company (including its Subsidiaries) with respect to the operations of its business, including objectives and projections concerning capital expenditures, cable television programming developments, license fees, subscriber discounts, revenues, and expenses.
          “Business Day” means any day other than a Saturday, Sunday or a day when banks in New York City are authorized or required by law to be closed.
          “Capitalized Lease Obligations” of any Person means any obligations to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.
          “Cash Flow” means for any Person, for any period, gross operating revenues of such Person and any Entities required to be consolidated with such Person on a financial statement in accordance with GAAP (the “Consolidated Group”) for such period derived in the ordinary course of business from continuing operations minus all operating expenses from continuing operations of such Consolidated Group for such period, including technical, programming, selling, advertising, general and administrative expenses and corporate overhead incurred to the extent deducted in calculating operating income by such Consolidated Group during such period and all income taxes paid, but excluding depreciation, amortization, deferred taxes and other non-cash charges and interest expense, all the foregoing otherwise being determined in accordance with GAAP. Interest income, extraordinary items and gains or losses on sales or dispositions of property will be excluded from the calculation of Cash Flow. In the event of a sale, transfer or other disposition of any asset by any member of the Consolidated Group during any period, Cash Flow will be adjusted (i) to give effect to such sale, transfer or other disposition by excluding from Cash Flow the actual cash flow derived from such asset as if such sale, transfer or other disposition occurred on the first day of such period, and (ii) by adding to Cash Flow all sale, transfer and other disposition-related operating expenses incurred by such member in connection with the sale, transfer or other disposition of such asset. In the event of an acquisition of any asset by any member of the Consolidated Group during any period, Cash Flow will be adjusted (a) to give effect to such acquisition by including in Cash Flow the actual cash flow derived from such asset as if such acquisition occurred on the first day of such period, and (b) by adding to Cash Flow all acquisition-related operating expenses incurred by such member in connection with the acquisition of such asset.
          “Certificate” means the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.
          “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
          “Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by agreement or otherwise. The terms “controls,” “controlled” and “controlling” will have corresponding meanings.
          “Debt Service” means for any period, the sum of (i) all principal due and payable with respect to any item of Indebtedness during such period and (ii) all interest, premium, commitment, and other recurring or nonrecurring charges that are payable and should be accrued in accordance with GAAP with respect to any item of Indebtedness during such period.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means as to any property (both tangible and intangible), the price in cash at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm’s-length transaction without time constraints, and without being under any compulsion to buy or sell.
          “GAAP” means generally accepted accounting principles as in effect in the United States from time to time and consistently applied.
          “Immediate Family” means, with respect to any Member who is an individual, the spouse, the siblings (by birth or adoption), and any lineal ascendants and descendants thereof and of the spouse and siblings (by birth or adoption) thereof.
          “Indebtedness” means with respect to any Person, any indebtedness or obligations, direct or indirect, secured or unsecured, contingent or otherwise (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) for borrowed money, and any deposits or advances of any kind held by such Person, and all obligations with respect to which interest charges are customarily paid, and all obligations evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property or payment for any services (other than accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business), if and to the extent any of the foregoing obligations or indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included (but without duplication), (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby will have been assumed, (iii) any obligations, contingent or otherwise, guaranteeing or having the economic effect of guaranteeing any debt or obligation of any other Person, (iv) the face value of any letters of credit and bankers acceptances less amounts drawn thereunder and for which reimbursement has been made, (v) the amount of any obligations of such Person under conditional sales and title retention agreements and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing.
          “Member” means each of ANPP, LMCD and Hendricks and such other Persons who will become members of the Company in accordance with the terms of this Agreement pursuant to and in accordance with the Act.
          “Parent” means with respect to any Person, any other Person that owns directly or indirectly through one or more Subsidiaries, more than fifty percent (50%) of the voting or beneficial interests in such first Person.
          “Person” means any individual, partnership, company, corporation, limited liability company, trust, estate, unincorporated association, syndicate, joint venture or unincorporated organization, any government or any department, agency or political subdivision thereof, or any other entity.
          “Securities Act” means the United States Securities Act of 1933, as amended.
          “Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of June 23, 2003, among Hendricks, ANPP, Cox, LMCD and DCI.
          “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, association, or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, in which such Person, directly or indirectly, through one or more Subsidiaries, holds more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote or (ii) in the case of a partnership, joint venture, association or other business entity, in which such Person, directly or indirectly, through one or more Subsidiaries, has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise.

          “The Discovery Channel” means the basic programming service consisting primarily of documentary, science and nature programming produced by DCI for carriage on cable television systems.
          “Transfer” means a sale, assignment, transfer, pledge, hypothecation, grant of security interest, or other disposition, whether voluntary or by operation of law.
          “Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time.
          “Wholly-owned and Managed Subsidiary” means with respect to any Person, an Entity (i) in which such Person owns, directly or indirectly, through one or more wholly-owned subsidiaries, all the issued and outstanding equity securities or other ownership interest and (ii) in which such Person, directly or indirectly, has the power to direct or cause the direction of the management and policies of such Entity by contract or otherwise.
          SECTION 1.2. Cross References. Each of the following terms will have the meaning assigned thereto in the Section of this Agreement set forth below opposite such term:

Term	Section

Affiliated Person	5.2(b)
Agreement	Preamble
Annualized Cash Flow	5.2(e)
ANPP	Preamble
ANPP Proxy	4.12
Company	Preamble
Convertible Securities	3.1(b)
Cox	Recitals
Cox Exchange	Recitals
DCI	Recitals
DCI Class A Stock	Recitals
Excess Securities	6.5(a)
Expiration Date	6.2(f)
Fiscal Year	7.2
Hendricks	Preamble
Hendricks Share	4.12
Indemnitees	8.1(a)
LMCD	Preamble
Offered Shares	6.2(a)
Offeree Notice	6.2(b)
Offerees	6.2(a)
Offering	6.2(b)
Old LLC Agreement	Recitals

Term	Section

Requisite Holders	6.3(a)
Scheduled Closing Date	6.2(d)
Securities	6.5(a)
Shares	3.1(a)
Stated Price	6.5(a)
Third Party	6.2(a)
Third Party Offer	6.2(a)
Third Party Price	6.2(a)
Transferor	6.2(a)
          SECTION 1.3. Usage Generally. The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Schedules are deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context otherwise requires. All Schedules attached hereto are deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule have the meanings ascribed to such term in this Agreement. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
ARTICLE II
THE COMPANY AND ITS MEMBERS
          SECTION 2.1. Formation. The Members hereby agree to continue the Company, which was formed as a limited liability company under the Act on April 13, 2007, for the purposes set forth in this Article II. The Members hereby agree that the Company and its Subsidiaries will be governed by the terms and conditions of this Agreement and, except as otherwise provided herein, the Act.
          SECTION 2.2. Name. The name of the Company will be “Discovery Communications Holding, LLC” and the business of the Company will be conducted under that name or under any other name approved by the Members.
          SECTION 2.3. Effective Date. This Agreement will be effective on the date hereof.

          SECTION 2.4. Term. The Company will continue until dissolved and its affairs wound up in accordance with the Act and the terms of this Agreement.
          SECTION 2.5. Offices. The principal office of the Company will be established and maintained in Silver Spring, Maryland, or at such other or additional place or places as the Members will determine from time to time. The Company may have other offices at such place or places as the Members may from time to time designate.
          SECTION 2.6. Registered Office and Registered Agent.
               (a) The registered office of the Company in the State of Delaware will be located at 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware 19904 or such other place within the State of Delaware as may be determined by the Members.
               (b) The registered agent for service of process on the Company will be National Registered Agents, Inc., or any successor registered agent appointed by the Members in accordance with the Act.
          SECTION 2.7. Purpose. The purposes of the Company are (a) to hold all of the outstanding equity interests of DCI and any other equity or debt interests or other securities of any type of DCI into which such interests may be converted, and (b) to carry on any other lawful acts or activities for which limited liability companies may be organized under the Act.
          SECTION 2.8. Powers of the Company.
               (a) The Company will have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.7.
               (b) The Company may enter into and perform the Credit, Pledge and Security Agreement, dated as of May 14, 2007 (the “Credit Agreement”), among the Company, as borrower, the Lenders (as defined therein), and Bank of America, N.A., a national banking association, as Administrative Agent (as defined therein), and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member or other person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of a Member to enter into other agreements on behalf of the Company.
          SECTION 2.9. Maintain Status; Qualify as a Corporation. The Members will take such steps as are necessary to (a) maintain the Company’s status as a limited liability company formed under the laws of the State of Delaware and its qualification to conduct business in any jurisdiction where the Company does business and is required to be qualified, and (b) ensure that the Company will continue to be treated as a corporation for United States federal, state and local tax purposes to the extent such treatment is available.
          SECTION 2.10. Ownership of Property. Legal title to all assets, rights and property, whether real, personal or mixed, conveyed to, or held by the Company or its Subsidiaries will reside in the Company or its Subsidiaries and will be conveyed only in the name of the Company or its Subsidiaries and no Member or any other Person will have any ownership of such assets, rights or property.
ARTICLE III
COMPANY SHARES
          SECTION 3.1. Capital Structure.
               (a) The Company is authorized to issue equity interests in the Company designated as “Shares,” which will constitute limited liability company interests under the Act (the “Shares”). The Company may create additional classes or groups of equity interests or members having such relative rights, powers and duties as may from time to time be approved by holders of eighty percent (80%) or more of the issued and outstanding Shares. The capital structure of the Company will initially consist of the Shares issued and outstanding immediately following the Cox Exchange and set forth on Schedule A, having the powers, preferences, rights, qualifications, limitations and restrictions as set forth herein. For the avoidance of doubt, all Shares owned by ANPP will be deemed to include all the rights and obligations of ANPP and Hendricks under the Stock Purchase Agreement, and references in Section 5.08 of the Stock Purchase Agreement to the “Shareholders Agreement” will hereinafter be deemed references to this Agreement. The name and address of each Member and the number and class (if any) of Shares owned thereby are set forth in Schedule A of this Agreement. A Member may change its address upon notice thereof to the other Member(s) that are still Members and the Company in accordance with this Agreement. Any reference in this Agreement to Schedule A will be deemed to be a reference to Schedule A as amended and in effect from time to time.
               (b) Subject to Sections 5.2 and 6.5, the Company is authorized to issue options, warrants to purchase Shares, restricted Shares and other securities convertible, exchangeable or exercisable for Shares (collectively, “Convertible Securities”), on such terms as may be determined by the Members.
               (c) The Shares will have the voting rights set forth in Article IV of this Agreement and will have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Act.
               (d) For the avoidance of doubt, all of the rights and obligations of ANPP and Hendricks under the Stock Purchase Agreement that applied with respect to the Hendricks DCI Share (as defined in the Old LLC Agreement) prior to the Initial Capital Contribution (as defined in the Old LLC Agreement), including the “Put” and

“Call” option set forth therein, will inure and apply to the Hendricks Share (as defined below).
          SECTION 3.2. Additional Capital Contributions. None of the Members will be required to make additional contributions to the capital of the Company.
ARTICLE IV
MEMBERS AND MEETINGS
          SECTION 4.1. No Personal Liability; No Fiduciary Duties. Except as provided in the Act, no Member or any representative of a Member will be personally liable for any debts, liabilities, or obligations of the Company. No Member or any representative of a Member will owe any fiduciary duties to the Company or any other Member.
          SECTION 4.2. Admission of New Members.
               (a) Except (i) in connection with a Transfer pursuant to Article VI, or (ii) upon approval of holders of eighty percent (80%) or more of the issued and outstanding Shares, the Company may not admit any new Members and may not issue any new Shares.
               (b) A transferee will be admitted as a substitute Member if the Transfer to such transferee is made in compliance with all of the requirements of Article VI (including, but not limited to, the requirement that such transferee becomes a party to this Agreement) and such transferee complies with all of the terms of this Agreement applicable to it related to the Transfer.
          SECTION 4.3. Resignation.
               (a) Immediately after the exercise of the “Put” or “Call” under and as such terms are defined in the Stock Purchase Agreement, Hendricks will be deemed to have resigned and withdrawn from the Company without any further action by Hendricks or the Company. As a result of such withdrawal, Hendricks (i) will no longer be a Member of the Company, (ii) will not be entitled to receive any distributions from the Company, (iii) will not otherwise be entitled to receive consideration for his Share except pursuant to the Stock Purchase Agreement, and (iv) will not have any rights or obligations under this Agreement other than any rights or obligations arising as a result of the breach of this Agreement prior to such withdrawal.
               (b) Other than as provided in Section 4.3(a), the Members may not resign or withdraw from the Company prior to the dissolution and winding up of the Company, except in connection with a Transfer of Shares pursuant to the terms of this Agreement. A resigning Member will not be entitled to receive any distribution and will not otherwise be entitled to receive the fair value of its Shares except as expressly provided in this Agreement.

          SECTION 4.4. Time and Place of Meetings. Meetings of the Members will be held at the Company’s offices, at such times and dates as are specified herein or as may be fixed from time to time by the Members, or at such other place either within or without the State of Delaware or the United States as may be designated from time to time by the Members and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of Members for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as will be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          SECTION 4.5. Annual Meeting. The annual meeting of the Members, if any, will be held (a) at ten o’clock in the forenoon of the second Monday in February of each year, if this day is not a holiday, and if a holiday, then on the first following day that is not a legal holiday or (b) at such other time as may be designated from time to time by the Members.
          SECTION 4.6. Special Meetings. Special meetings of the Members for any purpose or purposes, unless otherwise provided by statute, this Agreement or any written agreement entered into by and between the Company and all of its Members, may be called by any Member or Members holding not less than ten percent (10%) of all the Shares entitled to vote at the meeting. Business transacted at any special meeting of the Members will be limited to the purpose or purposes stated in the notice, unless the Members representing a majority of the issued and outstanding Shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed subsequent to the meeting.
          SECTION 4.7. Notice of Meetings.
               (a) Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called must be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally, by facsimile, by mail, by the Secretary of the Company to each Member of record of Shares entitled to vote at such meeting. Notice to Members, if mailed, will be deemed delivered as to any Member when deposited in the U. S. mail, addressed to the Member, with postage prepaid, but, if two successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member will be necessary until another address for such Member is made known to the Company. Notice to Members, if by facsimile, will, if sent during normal business hours of the recipient, be deemed delivered on the date of receipt of transmission to the facsimile number provided by or on behalf of the Member being mechanically acknowledged and, if not sent during normal business hours, on the next Business Day.
               (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each Member holding Shares entitled to vote at the meeting. No meeting will be adjourned for more than sixty (60) days, whether by way of a single adjournment or multiple adjournments.
          SECTION 4.8. Waiver of Notice.
               (a) When any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, will be equivalent to the giving of such notice.
               (b) By attending a meeting, a Member:
                    (i) Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and
                    (ii) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.
          SECTION 4.9. Voting; Action by Written Consent. Except as otherwise set forth in this Agreement, with respect to any matter submitted to a vote of the Members, each Member will be entitled to one vote per Share held by such Member. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members holding not less than the minimum number of Shares that would be necessary to approve the action pursuant to the terms of this Agreement, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Members. In no instance where action is authorized by written consent will a meeting of Members be called or notice be given; however, a copy of the action taken by written consent will be filed with the records of the Company. Written consent by the Members pursuant to this Section 4.9 will have the same force and effect as a vote of such Members taken at a duly held meeting of the Members.
          SECTION 4.10. Representation at Member Meetings
               (a) Authorized Representatives. Each Member (other than a Member that is an individual) will designate one individual who will act as such Member’s authorized representative at each meeting of the Members. Each Member (other than a Member that is an individual) may, if it so chooses, designate one alternate representative who may act instead of the authorized representative at any meeting of the Members in the event that the authorized representative is, for any reason, unavailable to attend such meeting. Each such authorized representative and alternate representative will present a certified resolution in a form reasonably satisfactory to the Secretary of the Company evidencing the designation of him or her as an authorized representative or alternate representative. Each authorized representative or alternate representative will serve for such term as provided in the certified resolution or until he or she is replaced or removed by the Member that designated him or her. Such replacement or removal will become effective upon receipt by the Secretary of the Company of a certified resolution in a form reasonably satisfactory to the Secretary. In the event that both the authorized representative and the alternate representative are unavailable to attend a specific meeting, a Member may designate a substitute representative for that meeting. Such substitute representative will present a certified resolution in a form reasonably satisfactory to the Secretary of the Company evidencing the designation of him or her as a substitute representative for purposes of that meeting only.
               (b) Voting Authority and Proxies. A Member may vote in person, through its authorized representative, alternative representative or substitute representative, or by proxy executed in writing by the Member or by his, her or its duly authorized attorney-in-fact. No proxy will be valid after three (3) years from the date of its execution unless otherwise provided in the proxy.
          SECTION 4.11. Exclusive Agreement. Except as expressly authorized by this Agreement, none of the Members will enter into a voting trust or voting agreement with any other Person, give a proxy to any other Person, or otherwise agree with any other Person to restrict or limit the power to vote its Shares. This Section will not be deemed to preclude any Member or any of such Member’s officers or agents from freely discussing at any time affairs of the Company with any other Person and disclosing to such Person the position of such Member with respect to any issue concerning the Company, provided that, except as expressly authorized by this Agreement, such Member does not enter into a binding agreement concerning its voting with respect to such affairs or issues.
          SECTION 4.12. Hendricks Proxy. Notwithstanding Section 4.11 above, upon the receipt by Hendricks of one Share pursuant to the Old LLC Agreement (the “Hendricks Share”), pursuant to the terms of the Stock Purchase Agreement Hendricks granted to ANPP a proxy to vote the Hendricks Share (the “ANPP Proxy”) at any time and from time to time in accordance with the terms of the Stock Purchase Agreement. Unless earlier terminated in accordance with the terms of the Stock Purchase Agreement, the ANPP Proxy will be and remain in effect for so long as Hendricks will be the record owner of the Hendricks Share. ANPP may assign the ANPP Proxy only in accordance with the terms of the Stock Purchase Agreement.
          SECTION 4.13. Deemed Share of ANPP. Prior to the exercise of the “Put” or “Call” under and as such terms are defined in the Stock Purchase Agreement, the books and records of the Company will reflect that Hendricks owns of record the Hendricks Share. Notwithstanding such record ownership of the Hendricks Share, for all purposes of this Agreement, (i) ANPP will be deemed to be the beneficial owner of the Hendricks Share, and (ii) the Company will be entitled to rely upon any and all written directions and instructions from ANPP regarding the exercise of, or failure to exercise, any and all rights and benefits associated with the Hendricks Share, and other than a direction with respect to an assignment of record ownership made in accordance with the Stock Purchase Agreement, the Company will not rely on or follow any such written directions or instructions from Hendricks with respect to the Hendricks Share. So long as Hendricks is the record owner of the Hendricks Share, (x) no party hereto will be prohibited or otherwise restricted in any manner from making any public communication

(written or oral) that Hendricks is a Member (notwithstanding that Hendricks is not the beneficial owner of any Shares) and (y) unless otherwise required by law, rule or regulation, no party hereto will disclose in any public communication that Hendricks is anything less than a Member (notwithstanding that Hendricks is not the beneficial owner of any Shares).
          SECTION 4.14. Ownership of Similar Programming Services. No Member or its Parent or any of such Member’s Wholly-owned and Managed Subsidiaries will start, or acquire a majority of the voting equity interest in, another basic programming service carried by or to be carried by cable systems in the United States consisting primarily of documentary, science and nature programming; provided, however, that nothing herein contained will require any Member, its Parent or any of its Wholly-owned and Managed Subsidiaries to dispose of an investment in any such service if such Member, its Parent or any of its Wholly-owned and Managed Subsidiaries does not own a majority of the voting equity interest in such service and such service substantially changed its programming subsequent to such Person’s investment therein.
ARTICLE V
MANAGEMENT OF THE COMPANY
          SECTION 5.1. Management and Control of the Company. The business and affairs of the Company will be managed, operated and controlled by or under the direction of the Members pursuant to the provisions of the Act and in accordance with the terms of this Agreement.
          SECTION 5.2. Super-Majority Provisions. Notwithstanding any other provision contained in this Agreement or in the Company’s Certificate or in DCI’s organizational documents, none of the following actions may be taken by or on behalf of the Company and the Company will not permit DCI or any of its Subsidiaries to take any of the following actions without the affirmative vote or written consent of the holders of eighty percent (80%) or more of the issued and outstanding Shares entitled to vote thereon:
               (a) Any fundamental change in the business of the Company and its Subsidiaries from the business of the Company and such Subsidiaries as presently conducted;
               (b) Any transaction entered into subsequent to the date hereof between (x) the Company or any of its Subsidiaries, and (y) a Member or an Affiliate thereof or, if applicable, a member of the Immediate Family thereof (the Persons specified in this clause (y) the “Affiliated Persons”), including the amendment of any currently outstanding agreement between the Company or any of its Subsidiaries and an Affiliated Person;
               (c) (i) the election or the removal of the Chairman and/or Chief Executive Officer of DCI, (ii) the election or the removal of the chief operating officer of DCI or of any operating division or Subsidiary thereof, or (iii) the election or removal of any of the officers of DCI or any of its Subsidiaries, other than such officers which the

Members, by written consent of holders of eighty percent (80%) of the issued and outstanding Shares entitled to vote, have authorized the Chairman and Chief Executive Officer of DCI to appoint;
               (d) Any merger, reorganization, consolidation, or dissolution of the Company or any of its Subsidiaries, or any sale of any assets of the Company or any of its Subsidiaries outside of the ordinary course of business;
               (e) the incurrence of Indebtedness by or on behalf of the Company or any of its Subsidiaries if (i) such Indebtedness, together with all other Indebtedness of the Company and its Consolidated Group, would exceed four (4) times the Cash Flow of the Company and its Consolidated Group for the last four (4) consecutive calendar quarters (the “Annualized Cash Flow”) or (ii) the Debt Service for the next twelve (12) calendar months related to such Indebtedness, together with the Debt Service for the next twelve (12) calendar months for all other Indebtedness of the Company and its Consolidated Group, would exceed sixty-six percent (66%) of the Annualized Cash Flow of the Company and its Consolidated Group;
               (f) the authorization, issuance (other than the issuance to the Company of any equity securities of any entity if subsequent to such issuance, such entity would be a wholly-owned Subsidiary of the Company or the issuance of new certificates evidencing Shares which have been transferred in accordance with Section 6.1(a) or certificates issued in replacement of certificates which have been lost or stolen), reclassification or recombination of any equity security of the Company or its Subsidiaries, including the Shares and any Convertible Securities, including the award, grant, or issuance (except as permitted aforesaid) of any such securities to any employee of the Company or any Subsidiary thereof; or the repurchase or reacquisition of any of the foregoing by the Company from any Member;
               (g) any offering of any security of the Company or any of its Subsidiaries which would constitute a “public offering” within the meaning of the Securities Act;
               (h) any amendment to the Certificate or the organizational documents of the Company or its Subsidiaries;
               (i) any formulation or substantial change in the service distribution policy and practice of the Company or any of its Subsidiaries, including the imposition of, or increase or change in, any subscriber license fee;
               (j) the adoption of each Annual Business Plan; provided, however, that if such eighty percent (80%) vote has not been obtained by the earlier of (i) sixty (60) days after the initial presentation of such Annual Business Plan for a vote of the Members or (ii) February 1 of the fiscal year of the Company to which such proposed Annual Business Plan relates, then, the Annual Business Plan for such fiscal year will be set at the revenue and expense levels for the previous fiscal year, adjusted to take into account (x) the operation of escalation or de-escalation provisions in contracts, agreements and commitments entered into by the Company and its Subsidiaries in accordance with this Agreement and (y) the anticipated incurrence of costs during such fiscal year for any legal fees or disbursements relating to any civil or criminal lawsuit, governmental inquiry, or administrative or other proceedings approved in any previously approved Annual Business Plan;
               (k) any material deviation from the Annual Business Plan of the Company for the applicable fiscal year in addition to those described in Section 5.2(m);
               (l) the institution by the Company or any of its Subsidiaries of any litigation, including by counter-claim or cross-claim, having an aggregate amount in dispute in excess of One Hundred Fifty Thousand Dollars ($150,000) or any request for injunctive or other equitable relief; provided, however, that if such litigation is of such a nature that its institution or subsequent determination against the Company or its Subsidiaries could have a materially adverse effect on the Company or any of the Members, a vote of the Members under this Section 5.2 will be required regardless of the amount in dispute or type of relief requested;
               (m) the entering into by the Company or any of its Subsidiaries of any contract or transaction or series of related contracts or transactions in excess of $1,000,000 unless (i) approval thereof has already been given in connection with the adoption of the Annual Business Plan for the applicable fiscal year or (ii) in the case of programming, the cost of such contract or transaction or series of related contracts or transactions is within the budget for programming in the Annual Business Plan for the applicable fiscal year;
               (n) any modification to or cancellation of the Company’s advertising rebate plan with respect to The Discovery Channel;
               (o) any transaction, contract or understanding with or commitment to a Person outside the ordinary course of business of the Company and its Subsidiaries; and
               (p) the declaration or payment of dividends or other distributions by the Company or any of its Subsidiaries (other than the declaration or payment of dividends or distributions from a wholly-owned Subsidiary of DCI to DCI or from DCI to the Company).
          SECTION 5.3. Majority Provisions. Except as provided in Section 5.2 and except for those actions of the Company for which a higher percentage vote is required by the Act, all actions of the Company will be taken by the affirmative vote or written consent of the holders of a majority of the issued and outstanding Shares entitled to vote thereon; provided, that, no such action will become effective prior to the tenth business day after the Company provides each Member with written notice of such action, which notice describes in reasonable detail such actions to be taken.

ARTICLE VI
TRANSFERS
          SECTION 6.1. Restrictions on Transfer; Permitted Transfers. No Member will be permitted to Transfer any Shares in any manner or by any means whatsoever, except for the following Transfers which will be permitted, provided that the Transfer is made in accordance with the applicable requirements of this Article VI:
               (a) any Transfer by a Member of Shares to an Affiliate thereof;
               (b) any Transfer by a Member of Shares pursuant to a Third Party Offer in compliance with the provisions of Section 6.2; and
               (c) any Transfer of the Hendricks Share to ANPP or any of its Affiliates, or to any transferee of the rights of ANPP under the Stock Purchase Agreement, in each case in accordance with the terms and conditions of the Stock Purchase Agreement.
          SECTION 6.2. Right of First Refusal.
               (a) Prior to any proposed Transfer of Shares (other than a Transfer described in Section 6.1(a) or 6.1(c)), the Member proposing to transfer such Shares (the “Transferor”) will be required to obtain a bona fide, non-collusive, binding arm’s-length written offer, subject only to customary conditions, with respect to the proposed Transfer (a “Third Party Offer”) from a third party that is not an Affiliate of such Transferor (the “Third Party”) which the Transferor desires to accept. The Third Party Offer must not be subject to unstated conditions or contingencies or be part of a larger transaction such that the price for the Shares proposed to be transferred in the Third Party Offer (the “Offered Shares”) does not accurately reflect the Fair Market Value of such Offered Shares, and the Third Party Offer will contain a description of all of the consideration, material terms and conditions for the proposed Transfer. The Transferor will send a copy of the Third Party Offer which will include the identity of the Third Party to each of the Members (the “Offerees”), together with a written offer to sell the Offered Shares to the Offerees at the Third Party Price. For purposes hereof, the “Third Party Price” means the amount of consideration set forth in the Third Party Offer, which, if all or part of such consideration is in cash, will be that amount in cash, and as to any consideration in the Third Party Offer which is not in cash, will be deemed to be an amount equal to the Fair Market Value of such consideration as determined pursuant to Section 6.3.
               (b) The Transferor through such notice will offer the Offered Shares to all of the Offerees (a “Offering”) and each of the Offerees will have thirty (30) days from the receipt of written notice from the Transferor, or if later within ten (10) days after determination of all non-cash parts of the Third Party Price to give written notice to the Transferor of their respective elections to purchase the Offered Shares. The

Transferor will notify each Offeree as to the number of Offered Shares remaining within three (3) days following such election (the “Offeree Notice”).
               (c) If the Offerees have not elected to purchase all the Offered Shares within the applicable election period, each Offeree will have an additional seven (7) days from receipt of the Offeree Notice to elect to purchase the remaining Offered Shares. If the offer to sell the Offered Shares in an Offering is oversubscribed at the expiration of any election period, such Offered Shares and the Third Party Price in respect thereof will be allocated on a pro rata basis among the Offerees, which have elected to purchase Offered Shares so that such electing Offeree will receive a portion of the Offered Shares which bears the same ratio to the Offered Shares as the Shares of each electing Offeree bear to the total number of Shares owned collectively by all such electing Offerees, or as may otherwise be agreed among such electing Offerees, provided that no Offeree which elects to purchase Offered Shares will be required to purchase more Offered Shares than the amount set forth in its election.
               (d) Subject to Section 6.2(e) and Section 6.2(f), the closing of the sale to the Offerees pursuant to an Offering will be held at the offices of the Company on the tenth day after the date of the last notice to the Transferor of an Offeree’s election to purchase the Offered Shares (the “Scheduled Closing Date”). Contemporaneously with such closing, the Transferor will deliver a certificate or certificates representing the Offered Shares, properly endorsed for transfer and with all necessary transfer or documentary stamps, if any, affixed and free and clear of all liens, restrictions or encumbrances against receipt from each purchasing Offeree of the Third Party Price or allocable portion thereof in cash or by certified or bank cashier’s check or wire or interbank transfer of funds.
               (e) The obligation of a Transferor and a purchasing Offeree to proceed with the closing on the Scheduled Closing Date and the obligation of a Transferor and a Third Party to consummate a Transfer prior to the Expiration Date (as hereinafter defined) will be conditioned upon and the Scheduled Closing Date or the Expiration Date, as applicable, will be extended to a date which is ten (10) days following the last to occur of, (i) the expiration (or earlier termination) of any applicable waiting period and, if extended, the extended waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the receipt of all material governmental and regulatory consents, approvals or waivers that may be required in connection with the purchase and sale of the Offered Shares; provided, however, that neither the Transferor nor the purchasing Offerees (unless in material breach of their obligations hereunder) will be obligated to proceed with the closing of the purchase and sale of the Offered Shares in the event that such conditions have not been satisfied on or before the 90th day following the original Scheduled Closing Date. The Transferor and the purchasing Offerees will use all reasonable efforts to cooperate with each other or with a third party to promptly make all filings, give all notices and secure all consents, approvals and waivers that may be required in connection with the purchase and sale of the Offered Shares.

               (f) Notwithstanding the provisions of Section 6.2(a) through (e), elections to purchase made by the Offerees will not be binding on the Transferor if (x) the Offerees have not elected by the conclusion of the offering period to purchase all of the Offered Shares or (y) the Offerees have not closed on the purchase of all the Offered Shares by the Scheduled Closing Date in accordance with the terms hereof. In such event, no sales pursuant to such elections will be required to be made by the Transferor and the Transferor will have the right for a period of ninety (90) days after the expiration of the last election period in Section 6.2(b) or, if later, the last date for the closing of such purchase under Section 6.2(d) or Section 6.2(e) (such later date being the “Expiration Date”), as appropriate, to sell all but not less than all of the Offered Shares, but only to the Third Party for a price (including any non-cash consideration in the Third Party Offer) and on terms no more favorable to the Third Party than the Third Party Price and the terms of the Third Party Offer. The Third Party will prior to any Transfer execute and deliver to the Company the documents required by Section 6.4. If such Offered Shares are not sold prior to the Expiration Date, all rights to sell such Offered Shares pursuant to such Third Party Offer, without making another offer to the Offerees pursuant to this Section 6.2, will terminate and the provisions of this Article VI will continue to apply to any proposed Transfer in the future.
          SECTION 6.3. Appraisal Procedure.
               (a) The Fair Market Value of any non-cash consideration included in a Third Party Offer will be determined by agreement between the Transferor and those Offerees holding seventy-five percent (75%) or more of the issued and outstanding Shares owned by the Offerees (the “Requisite Holders”) or, in the event the Transferor and the Requisite Holders have not agreed upon such Fair Market Value by the tenth (10th) day following the date of the Transferor’s notice, such Fair Market Value will be determined by appraisal pursuant to paragraph (b) hereof.
               (b) If the Transferor and the Offerees have failed to agree upon the Fair Market Value of any non-cash consideration as provided above, such Fair Market Value will be determined by appraisal pursuant to this Section 6.3(b). Within ten (10) days after the determination for the need for an appraisal, the Offerees (by a vote of the Offerees holding a majority of the Shares held by all the Offerees) will designate one appraiser experienced in such appraisals, and the Transferor will designate one such appraiser. Within thirty (30) days after their selection, the two appraisers so selected will each determine the Fair Market Value of such non-cash consideration. In the event such determinations vary by less than ten percent (10%) of the higher determination, such Fair Market Value will equal the average of the two determinations. If such determinations vary by ten percent (10%) or more of the higher determination, the two appraisers will promptly designate a third appraiser with similar qualifications. No Member will provide, and the selecting Members will instruct the two appraisers initially selected not to provide, any information to the third appraiser as to the determinations of the two appraisers initially selected, or otherwise influence such third appraiser’s determination in any way. The third appraiser will make a determination of the Fair Market Value within thirty (30) days after its selection. The Fair Market Value will be equal to the average of the two closest determinations of the three appraisers, or, if the difference between the highest and middle determination is equal to the difference between the middle and lowest determination, then the Fair Market Value will be equal to the middle determination. The Fair Market Value determined pursuant to this Section will be binding and conclusive on the Transferor and all Offerees. Any appraisal cost incurred under this Section 6.3 will be borne by the Transferor.
          SECTION 6.4. Documents Delivered Upon Transfer. Any proposed transferee of Shares pursuant to any Section of this Article VI or any proposed purchaser of Shares pursuant to Section 6.5 that is not a party to this Agreement, will, prior to such Person’s acquisition or subscription of Shares, execute and deliver to the Company (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such Transfer would not be in violation of the Securities Act or the Act; and (ii) a written agreement to the effect that (x) the Shares so transferred will continue to be subject to all the restrictions and other provisions of this Agreement and (y) the transferee will be bound by and assume all obligations and restrictions under this Agreement as if such transferee were an original party hereunder and as if all references in this Agreement to “Member” referred to such transferee.
          SECTION 6.5. Preemptive Rights.
               (a) The Company will give to each Member written notice of the intention of the Company to issue or sell any Shares or any Convertible Securities (the “Securities”). Such notice will set forth the terms of such proposed issuance or sale, including the price at which the Securities will be issued or sold (the “Stated Price”), and will be given at least thirty (30) days prior to the issuance or sale of such Securities. Each Member may elect to purchase up to that percentage of the Securities to be sold or issued equal to such Member’s percentage of the total number of Shares on a fully-diluted basis immediately prior to such issuance or sale. A Member may exercise such election by giving written notice thereof to the Company before the end of the tenth business day after receipt by such Member of the notice from the Company. Such Member’s notice will state the number of Securities to be purchased pursuant to such election. If any Member elects not to purchase all of the Securities to which such Member is entitled hereunder, the Company will notify the Members of the availability of such excess Securities (the “Excess Securities”) within ten (10) days after the expiration of the above election period. Each Member will have the right to elect to purchase such Excess Securities by giving notice of its election within ten (10) days after the receipt of the notice from the Company. If the Members elect to purchase hereunder an amount of Securities in excess of the number of Excess Securities, such Excess Securities will be allocated among the electing Members on a pro rata basis based upon the proportion that the number of Shares owned by each electing Member bears to the number of Shares owned collectively by all the electing Members.
               (b) If a Member exercises its right of election pursuant to clause (a) above, the closing of such purchase and sale will take place within ten (10) days after the last Member gives notice of its election. At the closing, the Company will deliver to any electing Member or an Affiliate thereof (provided such Affiliate has complied with the provisions of Section 6.4), if applicable, the certificate or certificates representing the number of Securities set forth in such Member’s notice of election against payment by the Member or an Affiliate thereof, if applicable, by cash or certified or bank cashier’s check or by wire or interbank transfer of funds of the Stated Price.
               (c) If the Members do not elect pursuant to clause (a) above to subscribe for all the Securities proposed to be issued or sold by the Company, the Company will have the right to issue and sell any such Excess Securities, provided that any purchaser thereof becomes a party to this Agreement.
ARTICLE VII
ACCOUNTING; RECORDS
          SECTION 7.1. Books and Records. The books and records of the Company will be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records of the Company will reflect all the Company transactions and will be appropriate and adequate for the Company’s business. The Company will maintain, at the Company’s expense, at its principal office all of the following:
               (a) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order;
               (b) A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed;
               (c) A copy of this Agreement and any and all amendments thereto;
               (d) Copies of the Company’s or it predecessor’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years; and
               (e) Copies of the financial statements of the Company and its Subsidiaries for the six (6) most recent Fiscal Years.
               (f) The Company’s and its Subsidiaries’ books and records as they relate to the internal affairs of the Company and its Subsidiaries for at least the current and past four (4) Fiscal Years.
          SECTION 7.2. Fiscal Year. The fiscal year of the Company will end on December 31 of each year (a “Fiscal Year”).
          SECTION 7.3. Bank and Investment Accounts. All funds of the Company will be deposited in its name, or in such name as may be designated by the Members, in such checking, savings or other accounts, or held in its name in the form of such other investments, as will be designated by the Members. The funds of the

Company will not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company will be made exclusively upon the signature or signatures of such officer or officers of the Company as the Members may designate.
          SECTION 7.4. Tax Matters. The Company will cause its accountants to prepare all of the tax returns of the Company and its Subsidiaries and will cause the same to be filed in a timely manner. The Company will furnish to each Member a copy of each such tax return.
          SECTION 7.5. Tax Elections. The Company will make the elections pursuant to Treasury Regulation §301.7701-3 and Form 8832 to be treated as a corporation for United States federal income tax purposes For United States federal income tax purposes, the Company will make any other elections agreed upon by the Members from time to time; provided, that the election to be taxed as a corporation will not be revoked or changed. The Company will also timely prepare and file any similar elections that may be required under state or local income tax laws.
          SECTION 7.6. Insurance. The Company will obtain and will cause to be carried on its behalf, including, if available to be so extended, through one or more policies of the Members or their Affiliates, such amount of property, liability and workers’ compensation insurance and other insurance as is customarily carried by corporations of similar size and exposure to the Company and its Subsidiaries and in a similar line of business or required by law.
          SECTION 7.7. No Managers. The Company will not have any managers (as such term is used in Subchapter IV of the Act).
          SECTION 7.8. Accountants. The independent certified public accountants for the Company will be PricewaterhouseCoopers LLP or such other firm of independent certified public accountants as the Members will hereafter select.
ARTICLE VIII
INDEMNIFICATION AND INSURANCE
          SECTION 8.1. Indemnification.
               (a) Each officer, employee, agent and representative of the Company, and each Member and Affiliate of a Member and their respective, officers, directors, employees, representatives, agents, shareholders, partners, directors, members of limited liability companies, or Persons who are deemed to Control or manage the Company (collectively, the “Indemnitees”) will not be liable to the Company or any other Indemnitee by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Company and in a manner reasonably believed by such Indemnitee to be in the best interests of the Company and within the scope of authority conferred on such Indemnitee by this Agreement or the Members, except that an Indemnitee will be liable for any such loss, damage or claim incurred by reason of such

Indemnitee’s fraud, gross negligence or willful misconduct. Any act or omission by an Indemnitee if done in reliance upon the opinion of legal counsel or public accountants selected in good faith with the exercise of reasonable care by such Indemnitee on behalf of the Company, will be conclusively presumed not to constitute fraud, gross negligence or willful misconduct on the part of such Indemnitee.
               (b) The liability of Members to the Company is set forth in Section 4.1 of this Agreement. No amendment or repeal of any of the provisions of this Agreement or the Certificate will limit or eliminate the benefits provided to the Members under Section 4.1 or this Article VIII with respect to any act or omission which occurred prior to such amendment or repeal.
               (c) The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company, or by any Member) by virtue of acts performed by the Indemnitee or omitted to be performed by the Indemnitee, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding; provided, however, that the Company will not be liable to any Indemnitee to the extent that in the final judgment of a court of competent jurisdiction such claim is found to arise from such Indemnitee’s fraud, gross negligence or willful misconduct. Expenses incurred by an Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding arising out of or in connection with this Agreement or the Company’s business or affairs will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by the Indemnitee to repay such amount plus reasonable interest in the event that it will ultimately be determined that the Indemnitee was not entitled to be indemnified by the Company in connection with such action. The foregoing rights of indemnification will not be exclusive of any other rights to which the Indemnitee may be entitled.
               (d) For purposes of this Article VIII, the termination of any action, suit or proceeding by judgment, order, settlement or otherwise will not, of itself, create a presumption that the conduct of an Indemnitee constituted fraud, gross negligence or willful misconduct.
               (e) If a claim under Section 8.1 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for expenses incurred in defending a suit, action or proceeding in advance of its final disposition, in which case the applicable period will be twenty (20) days, the claimant may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The claimant will be presumed to be entitled to indemnification under this Section 8.1 upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any suit, action or proceeding in advance of its final disposition, upon tender of any required undertaking) and thereafter the Company will have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the Company (including its members or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the Company (including its members or independent legal counsel) that the claimant is not entitled to indemnification will be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to this section a final nonappealable order in such action will constitute the ultimate determination of the claimant’s right to indemnification.
               (f) The indemnification rights contained in this Article VIII will be cumulative of, and in addition to, any and all rights, remedies and recourse to which the Indemnitee will be entitled, whether pursuant to the provisions of this Agreement, at law, or in equity. Indemnifications will be made solely and entirely from the Company’s assets, and no Member will be personally liable to the Indemnitees under this Article.
               (g) Notwithstanding anything herein to the contrary, the exculpation rights set forth in Section 8.1(a) and the indemnification, hold harmless, advancement and other rights set forth in Section 8.1(c) will not be available in any action, suit or proceeding involving any claim by a Member or any Person who Controls such Member, against any other Member or any Person who Controls such Member.
               (h) The Company may enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, provided such indemnity agreements are (i) in form and substance consistent with the foregoing and (ii) are approved by the Members.
          SECTION 8.2. Insurance. The Company will have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 8.1 or under applicable law.
ARTICLE IX
ISSUANCE OF SHARE CERTIFICATES
          SECTION 9.1. Issuance of Share Certificates. The issued and outstanding Shares will be represented by certificates. In addition to any other legend required with respect to a particular class, group or series of Shares or pursuant to any agreement among the Members and the Company, each such Share certificate will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF MAY 14, 2007, AS IT MAY BE AMENDED FROM TIME TO TIME, AMONG THE MEMBERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT.
          SECTION 9.2. Transfer of Share Certificates. A Share which is transferred in accordance with the terms of Article VI of this Agreement will be transferable on the books of the Company by the record holder thereof in person or by such record holder’s duly authorized attorney, but, except as provided in Section 9.3 hereof with respect to lost, stolen or destroyed certificates, no Transfer of a Share will be entered until the previously issued certificate representing such Shares will have been surrendered to the Company and canceled and a replacement certificate issued to the assignee of such Shares in accordance with such procedures as the Members may establish. The Company will issue to the Transferor a new Share certificate representing the Shares not being Transferred by the Member, in the event such Member only Transferred some, but not all, of the Shares represented by the original Share certificate. Except as otherwise required by law, the Company will be entitled to treat the record holder of a Share certificate representing Shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.
          SECTION 9.3. Lost, Stolen or Destroyed Certificates. The Company will issue a new Share certificate in place of any Share certificate previously issued if the record holder of the Share certificate:
               (a) makes proof by affidavit, in form and substance satisfactory to the Members, that a previously issued Share certificate has been lost, destroyed or stolen;

               (b) requests the issuance of a new Share certificate before the Company has notice that the Share certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and
               (c) satisfies any other reasonable requirements imposed by the Members.
          If a Member fails to notify the Company within a reasonable time after it has notice of the loss, destruction or theft of a Share certificate, and a Transfer of the Shares represented by the Share certificate is registered before receiving such notification, the Company will have no liability with respect to any claim against the Company for such Transfer or for a new Share certificate.
ARTICLE X
DISSOLUTION AND WINDING UP
          SECTION 10.1. No Dissolution. The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of a Member in the Company will not, in and of itself, cause the dissolution of the Company. In such event, the business of the Company will be continued by the remaining Members.
          SECTION 10.2. Events Causing Dissolution. The Company will be dissolved and its affairs will be would up upon the approval of the Members pursuant to Section 5.2(d)
          SECTION 10.3. Liquidation. Upon dissolution of the Company, the Person or Persons approved by the Members to carry out the winding up of the Company will immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time will be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attended upon a liquidation. The Person or Persons so approved by the Members will take full account of the assets and liabilities of the Company, will either cause the Company’s assets and liabilities to be sold or distributed in kind, and if sold as promptly as is consistent with obtaining the fair market value thereof, will cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as follows:
               (a) to secured creditors of the Company whether or not they are Members and to unsecured creditors that are not Members, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);
               (b) to unsecured creditors of the Company that are Members, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

               (c) to the holders of the Shares on a pro rata basis.
          SECTION 10.4. Termination. The Company will terminate when all of the assets of the Company, after payment, or due provision for all debts, liabilities and obligations, of the Company have been distributed to the Members in the manner provided for in this Article X and the Certificate will have been canceled in the manner required by the Act.
          SECTION 10.5. Claims of the Members. Members and former Members will look solely to the Company’s assets for the return of their contributions to the Company, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such contributions, the Members and former Members will have no recourse against the Company or any other Member. No Member will be compelled to pay money to any other Member in the course of a liquidation.
ARTICLE XI
MISCELLANEOUS
          SECTION 11.1. Formation Expenses. Each party will pay its own expenses incurred in connection with the formation of the Company.
          SECTION 11.2. Further Assurances. Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be reasonable necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.
          SECTION 11.3. Notices. Any notice or other communication required or permitted to be given hereunder will be in writing, and will be effective (a) when transmitted by telecopy (with an acknowledgment of receipt) or personally delivered on a Business Day during normal business hours, (b) on the Business Day following the date of dispatch by nationally recognized overnight courier (providing proof of delivery) or (c) on the third Business Day following the date of mailing by registered or certified mail, return receipt requested, in each case addressed to the recipient at the address set forth below (or at such other address for a party as will be specified in a notice given in accordance with this Section 11.3); provided, that any notice of a change in address will not be deemed given until received:
          If to the Company:
               Discovery Communications Holding, LLC
               1 Discovery Place
               Silver Spring, Maryland 20910
               Fax: (240) 662-1527
               Attention: General Counsel

          If to LMCD:
               Discovery Holding Company
               12300 Liberty Boulevard
               Englewood, CO 80112
               Fax: (720) 875-5382
               Attention: General Counsel
          With a copy to:
               Baker Botts L.L.P.
               30 Rockefeller Plaza
               New York, NY 10112
               Fax: (212) 408-2501
               Attention: Frederick H. McGrath, Esq.
          If to ANPP:
               Advance/ Newhouse Programming Partnership
               5000 Campuswood Drive
               East Syracuse, New York 13057
               Fax: (315) 463-4127
               Attention: Robert Miron
          With a copy to:
               Sabin, Bermant & Gould LLP
               4 Times Square
               New York, New York 10036
               Fax: (212) 381-7226
               Attention: Craig Holleman, Esq.
          If to Hendricks:
               John S. Hendricks
               Discovery Communications, Inc.
               One Discovery Place
               Silver Spring, MD 20910
               Fax: (240) 662-5252
          With a copy to:
               Paul Hastings Janofsky and Walker LLC
               75 E. 55 Street, New York, NY 10022
               Fax.: (212) 230-7658
               Attn: Eric W. Shaw, Esq.

          SECTION 11.4. Amendments. Any amendment to this Agreement will be adopted and be effective as an amendment hereto if approved by the affirmative vote of the holders of 80% of the outstanding Shares, except that any amendment which would adversely affect the rights or obligations of any Member must be approved by such Member.
          SECTION 11.5. Severability. Each provision of this Agreement will be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or contrary to the Act or existing or future applicable law, such invalidity, unenforceability or illegality will not impair the operation of or affect those provisions of this Agreement which are valid, enforceable and legal. In that case, this Agreement will be construed so as to limit any term or provision so as to make it valid, enforceable and legal within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement will be construed to omit such invalid, unenforceable or illegal provisions.
          SECTION 11.6. Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and will not be deemed a part of this Agreement.
          SECTION 11.7. Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement.
          SECTION 11.8. Governing Law; Consent to Jurisdiction. This agreement will be governed by the laws of the state of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, or, if the Delaware Court of Chancery does not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware, or in the United States District Court for any district within such state, for the purpose of any action, claim, suit, litigation or judgment relating to or arising out of this Agreement or any of the transactions contemplated hereby and to the laying of venue in such court. Service of process in connection with any such action, claim, suit, litigation or judgment may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each party hereto irrevocably and unconditionally waives and agrees not to plead or claim any objection to the laying of venue of any such action, claim, suit, litigation or judgment brought in such courts and irrevocably and unconditionally waives any claim that any such action, claim, suit, litigation or judgment brought in any such court has been brought in an inconvenient forum.
          SECTION 11.9. Entire Agreement. This Agreement and the other documents delivered pursuant hereto supersede all prior agreements between the parties with respect to the Shares and the other matters hereof and contains the entire agreement between the parties with respect to such subject matter.

          SECTION 11.10. Assignment; No Third Party Beneficiaries.
               (a) No party hereto may assign its obligations, rights or interests herein except in connection with a Transfer pursuant to Article VI. Any purchaser or transferee from any party hereto of Shares, will be obligated to assume all obligations and liabilities hereunder and will be entitled to all the rights hereunder of such party with respect to such purchased Shares.
               (b) This Agreement will inure to the benefit of and be binding upon the parties hereto, and where expressly stated, their Affiliates, limited partners and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to or will confer upon any Person other than the parties hereto, and where expressly stated, their Affiliates, and their respective successors and permitted assigns and the Company, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
          SECTION 11.11. No Right to Partition. The Members, on behalf of themselves, their respective Affiliates, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to such property may be held.
          SECTION 11.12. Remedies. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy will be cumulative and will be in addition to every remedy under this Agreement or now or hereafter existing at law or in equity.
          SECTION 11.13. Specific Performance. Each Member acknowledges and agrees that its respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by an Member of the provisions of this Agreement, in addition to any remedies at law, the Company or any other Member will, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.
          SECTION 11.14. Confidentiality. Except as required by law or government regulation and as reasonably necessary for the solicitation by any Member in good faith of bona fide offers for all or a portion of such Member’s Shares pursuant to Section 6.2(a), (a) none of the parties hereto will announce the existence or terms of this Agreement or any transaction contemplated hereby without the consent of the other parties hereto, and (b) all public announcements by the parties concerning this Agreement or any transaction contemplated hereby will be reasonably satisfactory to and previously approved by the parties hereto.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP
By:	ADVANCE PROGRAMMING HOLDINGS CORP., a General Partner

By:	/s/ S.I. Newhouse, Jr.
	Name:	S.I. Newhouse, Jr.
	Title:	Vice President

LMC DISCOVERY, INC.
By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Senior Vice President

JOHN S. HENDRICKS
/s/ John S. Hendricks

Schedule A
Shares

Name & Address of Member	Number of Shares
Advance/Newhouse Programming Partnership	12,599
5000 Campuswood Drive
East Syracuse, New York 13057
Fax: (315) 463-4127
Attention: Robert Miron

LMC Discovery, Inc.	25,200
c/o Discovery Holding Company
12300 Liberty Boulevard
Englewood, CO 80112
Fax: (720) 875-5382
Attention: General Counsel

John S. Hendricks	1
Discovery Communications, Inc.
One Discovery Place
Silver Spring, MD 20910
Fax: (240) 662-5252